Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FOURTH QUARTER RESULTS

EXCEED HIGH END OF COMPANY’S GUIDANCE

Continuing Operations Income of $0.56 per Diluted Share Exceeds Guidance of $0.35 to $0.45

Fourth Quarter Outperformance Driven by Strong Hospital Operating Results

Full Year Continuing Operations Income of $1.51 per Diluted Share Includes $0.07 of Net Credits

Company Adjusts 2009 EPS Range to $1.35 to $1.45 from $1.30 to $1.45

Company Provides First Quarter 2009 EPS Guidance of $0.40 to $0.50

LOUISVILLE, Ky. (February 19, 2009) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2008. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Highlights:

•	Consolidated revenues grew 5% to $1.1 billion compared to the fourth quarter of 2007

•	Diluted earnings per share from continuing operations were $0.56 compared to last year’s $0.51

•	Hospital operating results were better than expected

–	Favorable rates and improved revenue mix drove better than expected performance

–	Reported hospital admissions grew 2% compared to last year’s fourth quarter

–	Same-store aggregate admissions grew 1%; non-government admissions grew 12%

•	Nursing center and Peoplefirst Rehabilitation results were in line with the Company’s expectations

•	Company’s financial position strengthened significantly in the fourth quarter

–	Operating cash flows surged to $142 million, up from $63 million in the fourth quarter of 2007

–	Accounts receivable were reduced by $89 million from September 30, 2008 levels

–	Company built excess cash balances of $125 million in the quarter in light of difficult credit environment

–	Year-end revolving credit facility balance of $349 million was in line with expectations

–	Net of excess cash levels, the Company’s overall leverage profile improved at December 31, 2008 compared to a year ago

•	Fiscal year routine and hospital development capital spending fully funded through internal sources

–	Excluding acquisitions, capital spending totaled $149 million in 2008 compared to $186 million in 2007

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300          www.kindredhealthcare.com

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2008 increased 5% to $1.1 billion compared to $1.0 billion in the same period last year. Income from continuing operations for the fourth quarter of 2008 totaled $21.8 million or $0.56 per diluted share compared to $19.6 million or $0.51 per diluted share in the fourth quarter last year.

Operating results for the fourth quarter of 2007 included certain items that, in the aggregate, reduced net income by approximately $2.0 million or $0.05 per diluted share.

Discontinued Operations

During 2007 and 2008, the Company entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the fourth quarter of 2008, the Company reported income from discontinued operations totaling $0.9 million or $0.02 per diluted share compared to a net loss of $3.3 million or $0.08 per diluted share in the fourth quarter of 2007.

In the fourth quarter of 2008, the Company recorded a loss of $1.5 million or $0.03 per diluted share related to the divestiture of discontinued operations.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2008 totaled $4.2 billion, a decline of 1% from fiscal 2007. Excluding the Company’s former institutional pharmacy business that was spun off in July 2007, revenues rose 8% in fiscal 2008 compared to the prior year. Income from continuing operations totaled $58.9 million or $1.51 per diluted share in 2008 compared to $39.6 million or $0.99 per diluted share in 2007.

Operating results in 2008 included certain items that, in the aggregate, increased net income by approximately $2.8 million or $0.07 per diluted share. These items related primarily to the favorable settlement of a prior year nursing center Medicaid cost report dispute, the negative impact of the third quarter Gulf hurricanes, a write-down of an investment, the negative impact of prior year rent escalator adjustments and certain favorable prior year income tax adjustments.

Operating results in 2007 included certain items that, in the aggregate, reduced net income by approximately $23.8 million or $0.59 per diluted share.

Discontinued Operations

In 2008, the Company reported a net loss from discontinued operations totaling $1.8 million or $0.05 per diluted share compared to a net loss of $9.5 million or $0.23 per diluted share in 2007.

Losses on the divestiture of discontinued operations totaled $20.8 million or $0.53 per diluted share for 2008 compared to $77.0 million or $1.93 per diluted share for 2007.

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

Management Commentary

“We are pleased to report solid fourth quarter operating results across each of our three divisions,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “The quarter was highlighted by a strong rebound in our hospital business and the significant strengthening of our financial position as we move into 2009.”

Commenting on the Company’s fourth quarter results, Mr. Diaz noted, “In our hospital business, favorable rates and improved revenue mix resulted in better than expected operating margins in the period. Our nursing centers continued to report stable operating results despite some softness in our Medicare volumes as we again executed on our plan of improving employee retention, our quality indicators and customer satisfaction levels. Peoplefirst Rehabilitation reported its eighteenth quarter of sequentially higher revenues as we further expanded our external customer base and improved our cost metrics.”

Mr. Diaz continued, “Our financial position was significantly strengthened in the fourth quarter. We reduced our accounts receivable in both our hospitals and nursing centers through improved cash collections, resulting in an aggregate decline in accounts receivable of $89 million during the quarter. Fourth quarter operating cash flows surged to $142 million compared to $63 million in the fourth quarter of 2007, while our full-year 2008 operating cash flows grew 12% to $183 million from $163 million last year.”

Further commenting on the Company’s stronger financial position, Mr. Diaz noted, “As a result of our strong fourth quarter operating cash flows, we accumulated $125 million of excess cash at year-end to further enhance our financial strength in a generally difficult credit environment. We ended the year with $349 million in outstanding revolving credit borrowings, in line with our expectations. Net of our excess cash levels, our overall leverage profile improved at December 31, 2008 compared to a year ago.”

With respect to the Company’s capital spending activities, Mr. Diaz noted, “Our strategy of selective acquisition and development activities continued in 2008. We opened one new hospital and continued to develop five additional hospitals which are expected to open in 2009 and 2010. More importantly, we financed all of our routine and development projects through internal sources in fiscal 2008.”

Mr. Diaz concluded, “We are pleased with our overall performance in 2008. Despite a weak third quarter, our outperformance in the fourth quarter drove our full-year earnings per diluted share to $1.51, within the highest earnings guidance range provided during the course of the year. Looking forward, we will continue to focus on more consistent operational execution at each of our sites of service that will enable us to enhance shareholder value.”

2009 Earnings Guidance – Continuing Operations

The Company adjusted its 2009 earnings guidance for continuing operations. The Company expects consolidated revenues for 2009 to approximate $4.4 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $587 million to $593 million. Rent expense is expected to approximate $360 million, while depreciation, amortization and net interest expense are expected to approximate $134 million. Income from continuing operations for 2009 is expected to approximate $54 million to $57 million or $1.35 to $1.45 per diluted share (based upon diluted shares of 39.5 million).

The Company also provided its earnings outlook for the first quarter of 2009, estimating income from continuing operations to range from $16 million to $19 million or $0.40 to $0.50 per diluted share (based upon diluted shares of 39.5 million).

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

The Company indicated that the earnings guidance does not reflect any significant changes in reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

With respect to the Company’s 2009 earnings guidance, Mr. Diaz noted, “We think that the quarterly allocation of our expected annual 2009 earnings per share should generally be similar to our 2008 quarterly results excluding disclosed items. In particular, we think that the typical seasonal weakness in the third quarter will likely result in earnings per share between break-even and $0.10 for the period.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the fourth quarter 2008 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held February 20, 2009 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 1:00 p.m. on February 20 by dialing (719) 457-0820, access code: 5524475. The replay will be available through February 28.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the impact of the Medicare, Medicaid and SCHIP Extension Act, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development; (c) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (d) the failure of the Company’s facilities to meet applicable licensure and certification requirements; (e) the further consolidation of managed care organizations and other third party payors; (f) the Company’s ability to meet its rental and debt service obligations; (g) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas, Inc. (NYSE:VTR); (h) adverse developments with respect to the Company’s results of operations or liquidity; (i) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio; (j) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (k) the Company’s ability to control costs, particularly labor and employee benefit costs; (l) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (m) the Company’s ability to attract and retain key executives and other healthcare personnel; (n) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (o) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (p) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (q) the Company’s ability to successfully dispose of unprofitable facilities; (r) events or circumstances which could result in impairment of an asset or other charges; (s) changes in generally accepted accounting principles or practices; and (t) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 53,700 employees in 40 states. At December 31, 2008, Kindred through its subsidiaries provided healthcare services in 655 locations, including 82 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 345 non-affiliated facilities. Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Revenues	$1,050,282	$996,647	$4,151,396	$4,179,891

Income from continuing operations	$21,793	$19,618	$58,893	$39,648
Discontinued operations, net of income taxes:
Income (loss) from operations	831	(3,273)	(1,832)	(9,497)
Loss on divestiture of operations	(1,430)	(53)	(20,776)	(77,021)

Net income (loss)	$21,194	$16,292	$36,285	$(46,870)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.57	$0.53	$1.56	$1.02
Discontinued operations:
Income (loss) from operations	0.02	(0.09)	(0.05)	(0.24)
Loss on divestiture of operations	(0.04)	—	(0.55)	(1.99)

Net income (loss)	$0.55	$0.44	$0.96	$(1.21)

Diluted:
Income from continuing operations	$0.56	$0.51	$1.51	$0.99
Discontinued operations:
Income (loss) from operations	0.02	(0.08)	(0.05)	(0.23)
Loss on divestiture of operations	(0.03)	—	(0.53)	(1.93)

Net income (loss)	$0.55	$0.43	$0.93	$(1.17)

Shares used in computing earnings (loss) per common share:
Basic	38,123	37,365	37,830	38,791
Diluted	38,684	38,366	38,906	39,983

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Revenues	$1,050,282	$996,647	$4,151,396	$4,179,891

Salaries, wages and benefits	605,793	574,245	2,409,673	2,358,914
Supplies	81,625	77,154	320,410	546,075
Rent	85,904	85,568	344,952	343,717
Other operating expenses	211,752	197,058	868,026	743,497
Other income	(3,210)	(4,500)	(17,407)	(7,701)
Depreciation and amortization	29,996	31,912	121,413	120,421
Interest expense	3,835	5,743	15,373	17,044
Investment income	(844)	(4,900)	(7,101)	(16,109)

	1,014,851	962,280	4,055,339	4,105,858

Income from continuing operations before income taxes	35,431	34,367	96,057	74,033
Provision for income taxes	13,638	14,749	37,164	34,385

Income from continuing operations	21,793	19,618	58,893	39,648
Discontinued operations, net of income taxes:
Income (loss) from operations	831	(3,273)	(1,832)	(9,497)
Loss on divestiture of operations	(1,430)	(53)	(20,776)	(77,021)

Net income (loss)	$21,194	$16,292	$36,285	$(46,870)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.57	$0.53	$1.56	$1.02
Discontinued operations:
Income (loss) from operations	0.02	(0.09)	(0.05)	(0.24)
Loss on divestiture of operations	(0.04)	—	(0.55)	(1.99)

Net income (loss)	$0.55	$0.44	$0.96	$(1.21)

Diluted:
Income from continuing operations	$0.56	$0.51	$1.51	$0.99
Discontinued operations:
Income (loss) from operations	0.02	(0.08)	(0.05)	(0.23)
Loss on divestiture of operations	(0.03)	—	(0.53)	(1.93)

Net income (loss)	$0.55	$0.43	$0.93	$(1.17)

Shares used in computing earnings (loss) per common share:
Basic	38,123	37,365	37,830	38,791
Diluted	38,684	38,366	38,906	39,983

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$140,795	$32,877
Cash - restricted	5,104	5,360
Insurance subsidiary investments	196,983	231,693
Accounts receivable less allowance for loss	611,032	598,108
Inventories	22,325	22,035
Deferred tax assets	58,296	59,936
Income taxes	47,257	43,128
Other	20,843	20,510

	1,102,635	1,013,647

Property and equipment	1,392,636	1,226,111
Accumulated depreciation	(656,676)	(542,773)

	735,960	683,338

Goodwill	72,244	69,100
Intangible assets less accumulated amortization	64,367	79,956
Assets held for sale	7,786	15,837
Insurance subsidiary investments	48,610	49,166
Deferred tax assets	100,751	113,854
Other	49,408	54,654

	$2,181,761	$2,079,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$178,246	$180,367
Salaries, wages and other compensation	281,542	261,608
Due to third party payors	33,122	41,980
Professional liability risks	55,447	64,740
Other accrued liabilities	76,832	80,663
Long-term debt and capital lease obligation due within one year	81	584

	625,270	629,942

Long-term debt	349,433	275,814
Capital lease obligation	—	15,760
Professional liability risks	187,804	186,652
Deferred credits and other liabilities	104,279	109,260

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,909 shares - December 31, 2008 and 38,339 shares - December 31, 2007	9,727	9,585
Capital in excess of par value	812,141	790,367
Accumulated other comprehensive income (loss)	(3,619)	1,250
Retained earnings	96,726	60,922

	914,975	862,124

	$2,181,761	$2,079,552

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$21,194	$16,292	$36,285	$(46,870)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,996	32,261	122,265	124,280
Amortization of stock-based compensation costs	2,831	3,523	12,637	31,222
Provision for doubtful accounts	10,299	6,599	32,336	30,093
Deferred income taxes	25,714	7,896	20,793	(9,148)
Loss on divestiture of discontinued operations	1,430	53	20,776	77,021
Other	2,975	(1,857)	1,029	(4,022)
Change in operating assets and liabilities:
Accounts receivable	78,677	33,132	(46,610)	(97,292)
Inventories and other assets	(6,609)	4,620	(11,489)	18,123
Accounts payable	8,676	13,718	(5,080)	6,804
Income taxes	(12,136)	(1,388)	9,052	11,477
Due to third party payors	(8,500)	(6,595)	(8,309)	14,196
Other accrued liabilities	(12,857)	(45,602)	(606)	7,499

Net cash provided by operating activities	141,690	62,652	183,079	163,383

Cash flows from investing activities:
Purchase of property and equipment	(36,524)	(53,476)	(148,677)	(186,488)
Acquisitions	—	(112,993)	(48,824)	(351,097)
Sale of assets	—	66,798	27,984	148,490
Purchase of insurance subsidiary investments	(26,717)	(28,534)	(121,693)	(142,897)
Sale of insurance subsidiary investments	30,309	24,882	119,810	151,725
Net change in insurance subsidiary cash and cash equivalents	(9,035)	(3,129)	31,064	(6,246)
Net change in other investments	—	1,000	7,002	1,514
Other	(60)	12,256	2,568	4,982

Net cash used in investing activities	(42,027)	(93,196)	(130,766)	(380,017)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	378,200	457,300	1,498,000	1,746,600
Repayment of borrowings under revolving credit	(357,800)	(416,500)	(1,424,300)	(1,600,800)
Repayment of long-term debt	(19)	(18)	(76)	(71)
Repayment of capital lease obligation	—	—	(16,268)	—
Payment of deferred financing costs	(118)	(1,001)	(508)	(3,059)
Proceeds from borrowing related to spin-off transaction	—	—	—	125,000
Issuance of common stock	—	415	8,865	10,465
Repurchase of common stock	—	—	—	(49,997)
Other	1,574	5,596	(10,108)	516

Net cash provided by financing activities	21,837	45,792	55,605	228,654

Change in cash and cash equivalents	121,500	15,248	107,918	12,020
Cash and cash equivalents at beginning of period	19,295	17,629	32,877	20,857

Cash and cash equivalents at end of period	$140,795	$32,877	$140,795	$32,877

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2007 Quarters					2008 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$1,098,087	$1,085,739	$999,418	$996,647	$4,179,891	$1,048,523	$1,041,911	$1,010,680	$1,050,282	$4,151,396

Salaries, wages and benefits	596,329	596,106	592,234	574,245	2,358,914	601,251	596,161	606,468	605,793	2,409,673
Supplies	180,411	179,862	108,648	77,154	546,075	78,632	81,567	78,586	81,625	320,410
Rent	83,738	87,259	87,152	85,568	343,717	85,180	87,424	86,444	85,904	344,952
Other operating expenses	180,193	175,038	191,208	197,058	743,497	227,303	217,387	211,584	211,752	868,026
Other income	—	—	(3,201)	(4,500)	(7,701)	(4,717)	(5,167)	(4,313)	(3,210)	(17,407)
Depreciation and amortization	27,877	30,054	30,578	31,912	120,421	31,055	30,930	29,432	29,996	121,413
Interest expense	3,595	2,692	5,014	5,743	17,044	4,921	2,907	3,710	3,835	15,373
Investment income	(3,829)	(3,610)	(3,770)	(4,900)	(16,109)	(3,248)	(2,337)	(672)	(844)	(7,101)

	1,068,314	1,067,401	1,007,863	962,280	4,105,858	1,020,377	1,008,872	1,011,239	1,014,851	4,055,339

Income (loss) from continuing operations before income taxes	29,773	18,338	(8,445)	34,367	74,033	28,146	33,039	(559)	35,431	96,057
Provision (benefit) for income taxes	12,607	7,721	(692)	14,749	34,385	11,639	13,232	(1,345)	13,638	37,164

Income (loss) from continuing operations	17,166	10,617	(7,753)	19,618	39,648	16,507	19,807	786	21,793	58,893
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,067)	(2,848)	(1,309)	(3,273)	(9,497)	(1,817)	(858)	12	831	(1,832)
Gain (loss) on divestiture of operations	(7,266)	(69,702)	—	(53)	(77,021)	—	2,712	(22,058)	(1,430)	(20,776)

Net income (loss)	$7,833	$(61,933)	$(9,062)	$16,292	$(46,870)	$14,690	$21,661	$(21,260)	$21,194	$36,285

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.44	$0.26	$(0.20)	$0.53	$1.02	$0.44	$0.52	$0.02	$0.57	$1.56
Discontinued operations:
Income (loss) from operations	(0.05)	(0.07)	(0.03)	(0.09)	(0.24)	(0.05)	(0.02)	—	0.02	(0.05)
Gain (loss) on divestiture of operations	(0.19)	(1.76)	—	—	(1.99)	—	0.07	(0.58)	(0.04)	(0.55)

Net income (loss)	$0.20	$(1.57)	$(0.23)	$0.44	$(1.21)	$0.39	$0.57	$(0.56)	$0.55	$0.96

Diluted:
Income (loss) from continuing operations	$0.43	$0.26	$(0.20)	$0.51	$0.99	$0.43	$0.51	$0.02	$0.56	$1.51
Discontinued operations:
Income (loss) from operations	(0.05)	(0.07)	(0.03)	(0.08)	(0.23)	(0.05)	(0.02)	—	0.02	(0.05)
Gain (loss) on divestiture of operations	(0.18)	(1.71)	—	—	(1.93)	—	0.07	(0.56)	(0.03)	(0.53)

Net income (loss)	$0.20	$(1.52)	$(0.23)	$0.43	$(1.17)	$0.38	$0.56	$(0.54)	$0.55	$0.93

Shares used in computing earnings (loss) per common share:
Basic	39,212	39,591	39,013	37,365	38,791	37,444	37,714	38,034	38,123	37,830
Diluted	39,997	40,645	39,013	38,366	39,983	38,618	38,943	39,369	38,684	38,906

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2007 Quarters					2008 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth		Year
Revenues:
Hospital division	$447,457	$425,617	$416,267	$438,078	$1,727,419	$476,167	$461,064	$434,774	$465,317		$1,837,322

Health services division	485,635	496,399	508,191	524,561	2,014,786	534,793	542,207	535,737	542,680		2,155,417

Rehabilitation division	83,756	85,288	88,284	95,069	352,397	104,499	106,318	106,796	109,707		427,320

Pharmacy division	174,704	173,407	58,000	—	406,111	—	—	—	—		—

	1,191,552	1,180,711	1,070,742	1,057,708	4,500,713	1,115,459	1,109,589	1,077,307	1,117,704		4,420,059

Eliminations:
Rehabilitation	(58,017)	(58,450)	(59,011)	(61,061)	(236,539)	(66,936)	(67,678)	(66,627)	(67,422)		(268,663)
Pharmacy	(35,448)	(36,522)	(12,313)	—	(84,283)	—	—	—	—		—

	(93,465)	(94,972)	(71,324)	(61,061)	(320,822)	(66,936)	(67,678)	(66,627)	(67,422)		(268,663)

	$1,098,087	$1,085,739	$999,418	$996,647	$4,179,891	$1,048,523	$1,041,911	$1,010,680	$1,050,282		$4,151,396

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$99,534	$85,939	$83,433	$96,162	$365,068	$96,802	$85,886	$64,818	$97,861	(a)	$345,367

Health services division	61,669	71,953	75,166	87,961	296,749	74,200	90,446	78,801	83,485	(a)	326,932

Rehabilitation division	10,044	9,097	8,309	7,076	34,526	11,486	10,178	7,448	8,959	(a)	38,071

Pharmacy division	9,243	7,883	431	—	17,557	—	—	—	—		—

Corporate:
Overhead	(37,794)	(38,506)	(54,954)	(36,463)	(167,717)	(34,931)	(33,200)	(30,937)	(33,951	)(a)	(133,019)
Insurance subsidiary	(1,542)	(1,633)	(1,856)	(2,046)	(7,077)	(1,503)	(1,347)	(1,775)	(2,032)		(6,657)

	(39,336)	(40,139)	(56,810)	(38,509)	(174,794)	(36,434)	(34,547)	(32,712)	(35,983)		(139,676)

Operating income	141,154	134,733	110,529	152,690	539,106	146,054	151,963	118,355	154,322		570,694
Rent	(83,738)	(87,259)	(87,152)	(85,568)	(343,717)	(85,180)	(87,424)	(86,444)	(85,904)		(344,952)
Depreciation and amortization	(27,877)	(30,054)	(30,578)	(31,912)	(120,421)	(31,055)	(30,930)	(29,432)	(29,996)		(121,413)
Interest, net	234	918	(1,244)	(843)	(935)	(1,673)	(570)	(3,038)	(2,991)		(8,272)

Income (loss) from continuing operations before income taxes	29,773	18,338	(8,445)	34,367	74,033	28,146	33,039	(559)	35,431		96,057
Provision (benefit) for income taxes	12,607	7,721	(692)	14,749	34,385	11,639	13,232	(1,345)	13,638		37,164

	$17,166	$10,617	$(7,753)	$19,618	$39,648	$16,507	$19,807	$786	$21,793		$58,893

(a)	Beginning January 1, 2008, certain incentive compensation costs were charged to the operating divisions that had previously been classified as corporate overhead. These charges approximated $1.1 million for the hospital division, $1.1 million for the health services division and $0.3 million for the rehabilitation division in the fourth quarter of 2008.

Segment operating results for prior periods were not restated to reflect this reclassification.

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(In thousands)

	2007 Quarters					2008 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Rent:
Hospital division	$33,714	$35,115	$35,068	$35,978	$139,875	$35,907	$37,750	$36,461	$36,198	$146,316

Health services division	47,239	48,985	50,078	48,245	194,547	47,883	48,175	48,551	48,282	192,891

Rehabilitation division	1,069	1,133	1,180	1,259	4,641	1,358	1,393	1,405	1,399	5,555

Pharmacy division	1,642	1,943	740	—	4,325	—	—	—	—	—

Corporate	74	83	86	86	329	32	106	27	25	190

	$83,738	$87,259	$87,152	$85,568	$343,717	$85,180	$87,424	$86,444	$85,904	$344,952

Depreciation and amortization:
Hospital division	$8,758	$9,693	$10,818	$11,689	$40,958	$11,303	$11,455	$11,719	$13,673	$48,150

Health services division	10,981	11,825	13,284	14,572	50,662	14,389	13,677	11,794	10,176	50,036

Rehabilitation division	236	273	284	383	1,176	387	485	547	546	1,965

Pharmacy division	2,816	2,760	934	—	6,510	—	—	—	—	—

Corporate	5,086	5,503	5,258	5,268	21,115	4,976	5,313	5,372	5,601	21,262

	$27,877	$30,054	$30,578	$31,912	$120,421	$31,055	$30,930	$29,432	$29,996	$121,413

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$20,765	$25,909	$23,505	$24,905	$95,084	$13,556	$20,022	$19,736	$15,903	$69,217

Health services division	6,696	10,460	13,908	15,876	46,940	7,135	10,744	19,746	12,468	50,093

Rehabilitation division	118	253	385	1,281	2,037	282	280	271	329	1,162

Pharmacy division	1,712	1,613	790	—	4,115	—	—	—	—	—

Corporate:
Information systems	4,457	5,765	4,668	9,541	24,431	3,832	8,616	7,051	6,864	26,363
Other	274	734	11,000	1,873	13,881	135	258	489	960	1,842

	$34,022	$44,734	$54,256	$53,476	$186,488	$24,940	$39,920	$47,293	$36,524	$148,677

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters					2008 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	78	78	80	81		81	81	82	82
Number of licensed beds	6,110	6,169	6,286	6,358		6,358	6,358	6,428	6,482

Revenue mix %:
Medicare	60	58	56	57	58	57	56	54	55	55
Medicaid	10	10	11	11	10	9	9	11	11	10
Medicare Advantage	n/a	5	6	7	4	8	9	9	10	9
Commercial insurance and other	30	27	27	25	28	26	26	26	24	26

Admissions:
Medicare	7,435	6,903	6,628	7,174	28,140	7,920	7,268	6,786	7,054	29,028
Medicaid	1,053	1,007	1,094	1,050	4,204	1,034	1,008	1,148	1,043	4,233
Medicare Advantage	n/a	387	598	696	1,681	901	849	869	968	3,587
Commercial insurance and other	2,189	1,781	1,648	1,687	7,305	1,814	1,799	1,748	1,727	7,088

	10,677	10,078	9,968	10,607	41,330	11,669	10,924	10,551	10,792	43,936

Admissions mix %:
Medicare	70	68	66	68	68	68	67	64	65	66
Medicaid	10	10	11	10	10	9	9	11	10	10
Medicare Advantage	n/a	4	6	6	4	8	8	8	9	8
Commercial insurance and other	20	18	17	16	18	15	16	17	16	16

Patient days:
Medicare	205,757	198,117	189,968	199,655	793,497	216,737	210,064	188,832	190,794	806,427
Medicaid	50,852	49,837	49,955	52,548	203,192	50,335	50,676	54,108	53,304	208,423
Medicare Advantage	n/a	13,901	18,530	22,602	55,033	28,453	29,219	28,529	31,744	117,945
Commercial insurance and other	79,465	68,428	63,580	64,855	276,328	66,270	67,847	64,449	63,688	262,254

	336,074	330,283	322,033	339,660	1,328,050	361,795	357,806	335,918	339,530	1,395,049

Average length of stay:
Medicare	27.7	28.7	28.7	27.8	28.2	27.4	28.9	27.8	27.0	27.8
Medicaid	48.3	49.5	45.7	50.0	48.3	48.7	50.3	47.1	51.1	49.2
Medicare Advantage	n/a	35.9	31.0	32.5	32.7	31.6	34.4	32.8	32.8	32.9
Commercial insurance and other	36.3	38.4	38.6	38.4	37.8	36.5	37.7	36.9	36.9	37.0
Weighted average	31.5	32.8	32.3	32.0	32.1	31.0	32.8	31.8	31.5	31.8

Revenues per admission:
Medicare	$36,031	$35,731	$35,176	$34,985	$35,489	$34,128	$35,717	$34,721	$36,029	$35,127
Medicaid	42,028	43,216	40,145	44,498	42,439	41,853	42,271	40,798	50,577	43,816
Medicare Advantage	n/a	49,250	41,079	41,556	43,157	42,167	46,448	45,679	46,305	45,148
Commercial insurance and other	61,813	65,351	69,562	66,065	65,406	68,691	66,385	64,431	65,774	66,345
Weighted average	41,908	42,232	41,760	41,301	41,796	40,806	42,206	41,207	43,117	41,818

Revenues per patient day:
Medicare	$1,302	$1,245	$1,227	$1,257	$1,259	$1,247	$1,236	$1,248	$1,332	$1,264
Medicaid	870	873	879	889	878	860	841	866	990	890
Medicare Advantage	n/a	1,371	1,326	1,280	1,318	1,335	1,350	1,391	1,412	1,373
Commercial insurance and other	1,703	1,701	1,803	1,718	1,729	1,880	1,760	1,748	1,784	1,793
Weighted average	1,331	1,289	1,293	1,290	1,301	1,316	1,289	1,294	1,370	1,317

Medicare case mix index (discharged patients only)	1.11	1.11	1.09	1.11	1.11	1.12	1.16	1.14	1.17	1.15

Average daily census	3,734	3,629	3,500	3,692	3,638	3,976	3,932	3,651	3,691	3,812
Occupancy %	68.2	65.4	61.4	63.8	64.6	67.9	67.1	62.2	62.1	64.8

n/a - not available

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters					2008 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	223	223	224	224		224	224	224	224
Managed	4	4	4	4		4	4	4	4

	227	227	228	228		228	228	228	228

Number of licensed beds:
Owned or leased	28,481	28,477	28,719	28,621		28,371	28,251	28,210	28,040
Managed	485	485	485	485		485	485	485	485

	28,966	28,962	29,204	29,106		28,856	28,736	28,695	28,525

Revenue mix %:
Medicare	35	35	34	34	34	35	35	33	34	34
Medicaid	44	44	44	44	44	42	43	44	43	43
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	5	5	5	5	5
Private and other	21	21	22	22	22	18	17	18	18	18

Patient days (excludes managed facilities):
Medicare	389,354	390,142	382,527	390,907	1,552,930	409,902	402,269	370,782	367,775	1,550,728
Medicaid	1,405,392	1,417,578	1,441,273	1,429,155	5,693,398	1,394,925	1,387,374	1,430,461	1,417,661	5,630,421
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	79,221	82,886	84,977	84,482	331,566
Private and other	432,145	448,605	478,831	489,190	1,848,771	415,290	407,141	417,695	418,263	1,658,389

	2,226,891	2,256,325	2,302,631	2,309,252	9,095,099	2,299,338	2,279,670	2,303,915	2,288,181	9,171,104

Patient day mix %:
Medicare	18	17	17	17	17	18	18	16	16	17
Medicaid	63	63	62	62	63	61	61	62	62	61
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	3	3	4	4	4
Private and other	19	20	21	21	20	18	18	18	18	18

Revenues per patient day:
Medicare Part A	$406	$408	$408	$422	$411	$429	$431	$434	$456	$437
Total Medicare (including Part B)	442	444	445	458	447	461	466	475	498	474
Medicaid	152	153	156	160	155	160	168	163	164	164
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	348	351	347	355	350
Private and other	231	237	237	238	236	229	228	231	232	230
Weighted average	218	220	221	227	222	232	238	232	237	235

Average daily census	24,743	24,795	25,029	25,101	24,918	25,267	25,051	25,043	24,872	25,058
Occupancy %	88.2	87.4	87.8	87.8	87.8	89.2	89.0	89.1	88.9	89.0

Rehabilitation data:
Revenue mix %:
Company-operated	74	69	68	65	68	65	64	62	61	63
Non-affiliated	26	31	32	35	32	35	36	38	39	37

Therapist productivity %	79.6	80.2	79.0	78.9	79.4	81.9	81.3	80.1	82.3	81.4

n/a - not available

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 19, 2009

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2009 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	As of February 19, 2009		As of October 30, 2008
	Low	High	Low	High
Operating income	$587	$593	$583	$593

Rent	360	360	361	361
Depreciation and amortization	126	126	125	125
Interest, net	8	8	8	8

Income from continuing operations before income taxes	93	99	89	99
Provision for income taxes	39	42	37	42

Income from continuing operations	$54	$57	$52	$57

Earnings per diluted share	$1.35	$1.45	$1.30	$1.45

Shares used in computing earnings per diluted share	39.5	39.5	39.5	39.5

(a)	The earnings guidance does not reflect any significant changes in reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

- END -